Exhibit 99.1

E

                                                                                                                                Contact:  Mark Polzin (314) 982-1758

EMERSON REPORTS SECOND QUARTER 2010 RESULTS

•        Second quarter sales up 1 percent, to $5.1 billion

•        EPS from continuing operations increased 10 percent, to $0.54

•        Strong operating cash flow of $632 million, up 27 percent

•        Full year EPS guidance raised to $2.40 to $2.55

ST. LOUIS, May 4, 2010 – Emerson (NYSE: EMR) today announced that net sales for the second quarter ended March 31, 2010 were $5.1 billion, an increase of 1 percent from the same quarter last year.  Earnings from continuing operations attributable to Emerson for the second quarter were up 11 percent to $414 million, or $0.54 per share, a 10 percent increase compared with $0.49 in the same period last year.  Including discontinued operations, net earnings per share increased 8 percent, to $0.53.

For the quarter, underlying sales declined 6 percent, which excludes the impact of growth from acquisitions of 4 percent and favorable currency exchange rates of 3 percent.  The underlying sales decline moderated in the U.S., which was down 3 percent.  Although the rate of decline has improved, underlying sales in Europe were down 18 percent.  Sales in Asia continued to improve and were up 5 percent.

“Operational performance and financial results are improving across our business as we expected.  We believe that industrial markets around the world have bottomed and are beginning to recover,” said Chairman, CEO and President David N. Farr. “While the pace and strength of the global recovery continue to gain momentum, we remain concerned about the sustainability of the U.S. and European economies compared to historical recovery cycles.  However, we are confident that our aggressive actions to strengthen performance and accelerate growth are achieving what we expected and we feel confident in Emerson’s improved outlook.”

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Particularly encouraging was the gross profit margin expansion of 280 basis points to 38.9 percent compared to the prior year quarter, driven by the benefits from aggressive restructuring during the downturn and our innovation and new product introductions.  Operating profit margin for the second quarter improved 90 basis points to 15.0 percent, compared with 14.1 percent in the prior year period and increased 20 basis points from the first quarter of 2010.  As we have previously communicated, due to the rise in stock price in the quarter and the one-year overlap for retention purposes of two stock compensation programs, there was a significant cost headwind in the quarter.  Business segment EBIT margin showed strong improvement of 340 basis points to 14.8 percent for the quarter.  Pretax earnings margin for the second quarter was 11.9 percent, up 90 basis points from 11.0 percent in the prior year period, and up 20 basis points from 11.7 percent in the first quarter of 2010.

Business Segment Highlights

Process Management sales were down 5 percent in the quarter, including a 13 percent decline in underlying sales and a favorable 4 percent impact each from currency and acquisitions.   Segment margin declined slightly to 16.9 percent, compared with the prior year margin of 17.1 percent, reflecting deleverage on lower sales volume, partially offset by the positive impact from the Company’s aggressive cost containment actions.  Orders turned positive in the quarter as MRO continued to show improvement, particularly in power and chemical end markets.  Oil and gas orders have improved globally and nuclear end markets have gained strength, especially in Asia.  During the quarter, Process Management entered into a five-year global framework agreement with Shell to serve as a main automation contractor on future capital projects.  Emerson will provide project and support services for main automation systems, including distributed control systems and safety instrumented systems.

            Sales in the Industrial Automation segment declined 10 percent in the second quarter, including an underlying sales decline of 16 percent and a 3 percent favorable impact each from currency and acquisitions.  The electrical drives business was strong

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and growth resumed in the fluid power and electrical distribution businesses.  The power generating alternators business remained weak, but orders have turned positive.  Despite the decline in sales and increased restructuring expense, segment margin was flat at 10.7 percent, with positive impacts realized from cost reduction initiatives.

Sales in the Network Power segment increased 4 percent in the second quarter, which included an underlying sales decline of 6 percent, a 7 percent favorable impact from the Avocent acquisition, and a positive currency impact of 3 percent.  Segment margin improved 3.5 points to 11.7 percent, reflecting benefits from aggressive cost repositioning actions in 2009 as well as lower restructuring expense.

Climate Technologies sales strengthened in the second quarter and were up 24 percent.  Underlying sales were up 19 percent, acquisitions added 3 percent and currency added 2 percent.  Asia remained very strong, with sales up 67 percent compared with the prior year quarter, driven primarily by positive effects from government stimulus programs in China.  Underlying sales in the U.S. grew 13 percent, with strength in residential, refrigeration and commercial end markets.  Sales in Europe declined 11 percent in the quarter, but orders have turned positive.  Segment margin improved to 17.9 percent, up 8.5 points from 9.4 percent in the prior year quarter, driven by volume leverage and aggressive cost repositioning as well as effective price/cost management and lower restructuring expense.

Appliance and Tools sales moved positive and were up 4 percent in the quarter, which included a 2 percent underlying sales increase and a 1 percent favorable impact each from currency translation and acquisitions.  Sales growth within the businesses in this segment was mixed, an indication that consumer demand is still tepid, but demand is improving from a very low two-year base.  Segment margin improved 9.0 points to 17.4 percent, driven by aggressive restructuring in prior periods, volume leverage and reduced restructuring expense.

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Balance Sheet / Cash Flow

Operating cash flow in the quarter was $632 million, an increase of 27 percent compared with $499 million in the prior year quarter as our asset utilization improvement programs continue to have a positive impact.  Free cash flow (operating cash flow less capital expenditures) was $543 million, an increase of 52 percent compared with $359 million in the prior year quarter.

“Our focus remains on generating cash to invest for future growth,” Farr said.  “Operating cash flow was up 27 percent in the second quarter compared with last year and we generated in excess of $1.3 billion in cash during the first half of fiscal 2010.  Our trade working capital efficiency has improved to 17.5 percent of sales this quarter.  As a result of this solid, cash-driven performance, we have increased our operating cash flow target for the year to $2.9 to $3.1 billion and our free cash flow target to $2.5 to $2.6 billion.”

2010 Outlook

Based on an encouraging first half of fiscal 2010, order trends turning positive, and benefits from global cost repositioning efforts, Emerson now expects full year earnings per share in the range of $2.40 to $2.55.  This estimate is based on anticipated underlying sales that are flat to down 3 percent.   Emerson is estimating a 3 percent favorable impact from acquisitions and a 2 percent favorable impact from currency translation, resulting in net sales that are up 2 percent to 5 percent, or $21.3 to $21.9 billion. Operating profit margin and pretax margin are expected to be in the range of 15.7 to 16.0 percent and 12.5 to 12.8 percent, respectively.  Given our strong first half performance and our continued operational efficiency, the operating cash flow target is $2.9 to $3.1 billion.

Upcoming Investor Events

Today at 2:00 p.m. EDT (1:00 p.m. CDT), Emerson senior management will discuss the second quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor

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Relations area of Emerson's website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

On May 19, 2010, Emerson Chairman, Chief Executive Officer and President David N. Farr will present at the 2010 Electrical Products Group Conference in Longboat Key, Florida.  The presentation will begin at 10:45 a.m. EDT and conclude at approximately 11:25 a.m. EDT.  The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.Emerson.com/financial and will be available for approximately one week at the same location on the website.

On June 3, 2010, Emerson Chairman, Chief Executive Officer and President David N. Farr will present at the Sanford C. Bernstein Strategic Decisions Conference in New York City.  The presentation will begin at 10:00 a.m. EDT and conclude at approximately 10:50 a.m. EDT.

Details of upcoming events will be posted as they occur on the Events Calendar in the Investor Relations section of the website.

Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's most recent Form 10-K filed with the SEC.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31,		Percent
	2009	2010	Change

Net sales	$5,087	$5,144	1%
Less: Costs and expenses
Cost of sales	3,250	3,144
SG&A expenses	1,119	1,230
Other deductions, net	111	92
Interest expense, net	49	67
Earnings from continuing operations before income taxes	558	611	9%
Income taxes	176	184
Earnings from continuing operations	$382	$427	12%
Discontinued operations, net of tax	-	(9)
Net earnings	$382	$418	9%
Less: Noncontrolling interests in earnings of subsidiaries	9	13
Net earnings attributable to Emerson	$373	$405	9%

Diluted avg. shares outstanding	756.9	757.4

Diluted earnings per share attributable to Emerson:
Earnings from continuing operations	$0.49	$0.54	10%
Discontinued operations	-	(0.01)
Diluted earnings per common share	$0.49	$0.53	8%

	Quarter Ended March 31,
	2009	2010

Other deductions, net

Rationalization of operations	$64	$36
Amortization of intangibles	24	45
Other	48	10
(Gains)/losses, net	(25)	1
Total	$111	$92

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31,		Percent
	2009	2010	Change

Net sales	$10,502	$ 10,155	-3%
Less: Costs and expenses
Cost of sales	6,669	6,252
SG&A expenses	2,312	2,391
Other deductions, net	190	185
Interest expense, net	92	132
Earnings from continuing operations before income taxes	1,239	1,195	-4%
Income taxes	386	334
Earnings from continuing operations	$853	$ 861	1%
Discontinued operations, net of tax	-	(6)
Net earnings	$853	$ 855	-
Less: Noncontrolling interests in earnings of subsidiaries	22	25
Net earnings attributable to Emerson	$831	830	-

Diluted avg. shares outstanding	762.4	756.4

Diluted earnings per share attributable to Emerson:
Earnings from continuing operations	$1.09	$ 1.10	1%
Discontinued operations	-	($ 0.01)
Diluted earnings per common share	$1.09	$ 1.09	-

	Six Months Ended March 31,
	2009	2010

Other deductions, net

Rationalization of operations	$107	$ 74
Amortization of intangibles	47	80
Other	65	34
(Gains)/losses, net	(29)	(3)
Total	$190	185

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	March 31,
	2009	2010

Assets

Cash and equivalents	$1,507	$2,159
Receivables, net	3,757	3,654
Inventories	2,257	2,075
Other current assets	611	620
Total current assets	8,132	8,508
Property, plant & equipment, net	3,447	3,367
Goodwill	6,616	7,630
Other	1,796	2,215

	$19,991	$21,720

Liabilities and Stockholders’ Equity

Short-term borrowings and current maturities of long-term debt	$1,722	$1,269
Accounts payable	1,871	2,122
Accrued expenses	2,316	2,556
Income taxes	38	52
Total current liabilities	5,947	5,999
Long-term debt	3,696	4,581
Other liabilities	1,980	2,135
Total equity	8,368	9,005

	$19,991	$21,720

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31,
	2009	2010

Operating Activities

Net earnings	$853	$855
Depreciation and amortization	358	402
Changes in operating working capital	(355)	33
Pension funding	(148)	(109)
Other	110	138
Net cash provided by operating activities	818	1,319

Investing Activities

Capital expenditures	(272)	(178)
Purchases of businesses, net of cash and
equivalents acquired	(433)	(1,340)
Other	37	31
Net cash used in investing activities	(668)	(1,487)

Financing Activities

Net increase in short-term borrowings	886	725
Proceeds from long-term debt	500	596
Principal payments on long-term debt	(438)	(50)
Dividends paid	(502)	(504)
Purchases of treasury stock	(718)	(24)
Other	(43)	49
Net cash provided by (used in) financing activities	(315)	792

Effect of exchange rate changes on cash and equivalents	(105)	(25)

Increase (decrease) in cash and equivalents

	(270)	599

Beginning cash and equivalents	1,777	1,560

Ending cash and equivalents

	$1,507	$2,159

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31,
	2009	2010
Sales
Process Management	$ 1,505	$ 1,428
Industrial Automation	960	867
Network Power	1,304	1,351
Climate Technologies	733	908
Appliance and Tools	727	760
	5,229	5,314
Eliminations	(142)	(170)
Net Sales	$ 5,087	$ 5,144

	Quarter Ended March 31,
	2009	2010

Earnings

Process Management	$ 257	$ 241
Industrial Automation	102	94
Network Power	108	157
Climate Technologies	69	163
Appliance and Tools	61	133
	597	788
Differences in accounting methods	47	49
Corporate and other	(37)	(159)
Interest expense, net	(49)	(67)
Earnings before income taxes	$ 558	$ 611

	Quarter Ended March 31,
	2009	2010

Rationalization of operations

Process Management	$ 6	$ 9
Industrial Automation	9	15
Network Power	30	9
Climate Technologies	8	2
Appliance and Tools	11	1
Total Emerson	$ 64	$ 36

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31,
	2009	2010
Sales
Process Management	$3,031	$2,810
Industrial Automation	2,063	1,743
Network Power	2,765	2,732
Climate Technologies	1,425	1,692
Appliance and Tools	1,498	1,491
	10,782	10,468
Eliminations	(280)	(313)
Net Sales	$10,502	$10,155

	Six Months Ended March 31,
	2009	2010

Earnings

Process Management	$556	$457
Industrial Automation	266	179
Network Power	260	363
Climate Technologies	123	276
Appliance and Tools	140	244
	1,345	1,519
Differences in accounting methods	97	95
Corporate and other	(111)	(287)
Interest expense, net	(92)	(132)
Earnings from continuing operations before income taxes	$1,239	$1,195

	Six Months Ended March 31,
	2009	2010

Rationalization of operations

Process Management	$8	$16
Industrial Automation	12	33
Network Power	50	16
Climate Technologies	22	5
Appliance and Tools	15	4
Total Emerson	$107	$74

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                TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Forecast FY2010 Net Sales
Underlying Sales (Non-GAAP)		-3% to 0%
Currency Translation		+2 pts
Completed Acquisitions		+3 pts
Net Sales		+2% to +5%

Forecast FY2010 Operating Profit
Operating Profit (Non-GAAP)		~$3,345 – 3,500
Operating Profit Margin % (Non-GAAP)		15.7% - 16.0%
Interest Expense and Other Deduction, Net		~($685)
Pretax Earnings		~ $2,660 - 2,815
Pretax Earnings Margin %		12.5% - 12.8%

Forecast FY2010 Free Cash Flow
(dollars in billions)
Operating Cash Flow		~$2.9 - $3.1
Capital Expenditures		~($0.4) - ($0.5)
Free Cash Flow (Non-GAAP)		~$2.5 - $2.6

Operating Profit	Q2 2009	Q1 2010 Q2 2010
Net Sales	$5,087	$ 5,011	$5,144
Cost of Sales	3,250	3,108	3,144
SG&A Expenses	1,119	1,161	1,230
Operating Profit (Non-GAAP)	718	742	770
Operating Profit Margin % (Non-GAAP)	14.1%	14.8%	15.0%
Other Deductions, Net	111	93	92
Interest Expense, Net	49	65	67
Pretax Earnings	$558	$ 584	$611
Pretax Earnings Margin %	11.0%	11.7%	11.9%

Second Quarter Cash Flow	Q2 2009	Q2 2010	Change
Operating Cash Flow	$499	$ 632
Capital Expenditures	140	89
Free Cash Flow (Non-GAAP)	$359	$ 543	52%

All amounts above are GAAP financial measures, except as noted.

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             TABLE 7 (con’t)

Reconciliations of Non-GAAP Financial Measures

The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Business Segment EBIT	Q2 2009	Q2 2010
Business Segment EBIT (Non-GAAP)	$597	$ 788
Business Segment EBIT Margin % (Non-GAAP)	11.4%	14.8%
Difference in Accounting Methods	47	49
Corporate and Other	(37)	(159)
Earnings from continuing operations before
interest and income taxes (Non-GAAP)	607	678
Interest Expense, Net	(49)	(67)
Pretax Earnings	$558	$ 611
Pretax Earnings Margin %	11.0%	11.9%

All amounts above are GAAP financial measures, except as noted.

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